                                   EXHIBIT 11

                             DATA I/O CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

Earnings per share reported in Form 10-Q for the quarters ended June 26, 1997, and June 27, 1996 are based on the following (in thousands):

                                         Quarter Ended          Six Months Ended
                                         -------------          ----------------
                                       June 26,  June 27,     June 26,    June 27,
Primary and Fully Diluted:               1997      1996         1997       1996
--------------------------             --------  --------     --------    ------
Weighted Average Shares Outstanding      6,877     6,827        6,847      6,940

Dilutive Effect of Stock Options           141                    119
                                       --------  --------     --------    ------

Weighted Average Common and Equivalent
  Shares Outstanding                     7,018     6,827        6,966      6,940
                                       --------  --------     --------    ------
                                       --------  --------     --------    ------


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